Exhibit 10.6

Summary Translation of Agreement with Hangzhou Sigma Trading Co., Ltd.

Party A: Zhejiang Tantech Bamboo Technology Co., Ltd

Party B: Hangzhou Sigma Trading Ltd.

Contract Expiration: 2012-01-01 till 2012-12-31

Sales scope: Zhejiang Tantech Bamboo Technology Co., Ltd (“Company”) authorizes Hangzhou Sigma Trading Ltd. (“Party B”) as sales agent of “Charcoal Doctor” products; the distribution channel is circulation; Party B shall follow the pricing offered by the Company; products shall be shipped upon receipt of funds/cash; minimum first order is 5000 yuan; before the 8th day of each month, the Company shall mail the accounts receivable statement for the previous month to Party B. Party B shall confirm and stamp the statement within three days upon receipt and mail it back to the Company for filing; Party B promises its sales price won’t be lower than its purchase price from the Company. If there are no business transactions after 15 days of the effective date of the Agreement, the Agreement is terminated automatically.